UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2019
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CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
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Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

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(Former name or former address, if changed since last report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRY	NYSE

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Exclusive Distribution Agreement

On September 11, 2019, CryoLife, Inc.’s wholly owned subsidiary, JOTEC GmbH, or JOTEC, entered into an Exclusive Distribution Agreement with an Israeli corporation named Endospan Ltd., or Endospan, pursuant to which JOTEC obtained exclusive distribution rights with respect to Endospan’s Nexus™ stent graft system and accessories in certain countries in Europe in exchange for a fixed distribution fee in the amount of $9 million. CryoLife Inc., or Cryolife, also entered into a Securities Purchase Option Agreement with Endospan, providing CryoLife the option to purchase all of the outstanding securities of Endospan from Endopsan’s existing securityholders, or the option to acquire all of Endospan’s assets, with such option expiring 90 days after receiving notice that Endospan has received approval from the U.S. Food and Drug Administration, or the FDA, for its Nexus™ product.

Under the terms of the Exclusive Distribution Agreement, JOTEC agreed to use its best efforts to market, promote, distribute, sell and support the Nexus™ products for approved uses in the territories subject to JOTEC’s exclusive distribution rights. JOTEC is obligated to satisfy a minimum purchase amount of EUR 900,000 in 2020, with purchases in 2019 counting toward this minimum purchase amount for 2020. Additional product purchases under the Exclusive Distribution Agreement will be subject to non-binding quarterly rolling forecasts.

The term of JOTEC’s exclusive distribution rights expires upon the earliest to occur of (i) the date on which the acquisition contemplated by the Securities Purchase Option Agreement can no longer be consummated under its terms, or (ii) the date on which such Securities Purchase Option Agreement is terminated pursuant to its terms, subject to earlier termination by either party under certain circumstances. JOTEC would be entitled to a termination fee in the event the Exclusive Distribution Agreement is terminated by JOTEC due to a suspension of approvals related to the Nexus™ product lasting more than 6 months or the withdrawal of such approvals, or a temporary injunction on the Nexus™ product lasting 6 months or more or a permanent injunction on the Nexus™ product (unless such injunction resulted solely from an act or omission of JOTEC, its affiliates, or their sub-distributors).

The foregoing description of the Exclusive Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Exclusive Distribution Agreement, a copy of which is to be filed with CryoLife’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.

Loan Agreement & Debenture

CryoLife and Endospan also entered into a Loan Agreement, dated as of September 11, 2019, pursuant to which CryoLife agreed to provide Endospan a secured loan in an amount of up to $15 million, with the loan to be funded in three tranches in the amount of $5 million each.

The first tranche of this loan is to be funded within 14 business days of the date of the Loan Agreement, the second tranche is to be funded within 14 business days of Endospan notifying CryoLife that the Nexus™ product received Investigational Device Exemption, or IDE, approval from the FDA, and providing a copy of such IDE approval to CryoLife, and the third tranche is to be funded within 14 business days after the enrolment of at least 50% of the required number of patients in the primary arm of the FDA approved clinical trial for the Nexus™ product, in each case subject to Endospan’s continued compliance with the Loan Agreement and certain other conditions. If a termination fee becomes payable by Endospan under the Exclusive Distribution Agreement, it will be added to the amount payable under the Loan Agreement.

The loan is secured pursuant to a Debenture entered into between CryoLife and Endospan dated September 11, 2019, which grants CryoLife a security interest over substantially all of Endospan’s assets. Such security interest is a first priority security interest, except as to a pre-existing security interest granted to a third party.

The loan bears interest at a rate of 5% per annum and is subject to acceleration upon an event of default. Interest on the loan is payable upon the closing of the acquisition contemplated in the Securities Purchase Option Agreement, and the principal amount and any additional interest or other obligations are payable upon the first anniversary of the closing of such acquisition.

The foregoing description of the Loan Agreement and Debenture does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement and Debenture, copies of which are to be filed with CryoLife’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.

References to Nexus™ refer to Endospan’s Nexus™ product. All brands, product names, company names, trademarks and service marks are the properties of their respective owners.

Item 7.01	Regulation FD Disclosure

On September 11, 2019, the Company issued a press release announcing the execution of the Exclusive Distribution Agreement, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
99.1**	Press Release of CryoLife, Inc., dated September 11, 2019
** Furnished herewith, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: September 11, 2019	By:	/s/ Jean F. Holloway
	Name:	Jean F. Holloway
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary